Exhibit 107.1

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

FuboTV Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c)	947,910,220	(1)	$2.55	(2)	$2,417,171,061.00	0.00013810	$333,811.32
Fees Previously Paid	—	—	—	—		—		—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—	—	—
		Total Offering Amounts						$2,417,171,061.00		$333,811.32
		Total Fees Previously Paid								—
		Total Fee Offsets(3)								—
		Net Fee Due								$333,811.32

(1)	Consists of 947,910,220 shares of Class A common stock registered pursuant to this prospectus supplement to be offered by the selling stockholders named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock being registered hereunder include such unspecified number of shares of Class A common stock as may be issuable with respect to the shares of Class A common stock being registered hereunder as a result of any stock dividend, stock split, recapitalization or similar transaction. Separate consideration may or may not be received for shares of Class A common stock that are issuable upon conversion, exercise, or exchange of other securities.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the Registrant’s Class A common stock as reported on the New York Stock Exchange on January 21, 2026, which date is within five business days prior to the filing of this prospectus supplement.
(3)	The Registrant does not have any fee offsets.